                                                                   EXHIBIT 10.10

                            ASSET PURCHASE AGREEMENT

                             DATED NOVEMBER 1, 1999

                                     BETWEEN

                               AUTOTRADER.COM, LLC

                                       AND

                       INTELLISOFT DEVELOPMENT CORPORATION

SECTION 1:  DEFINED TERMS........................................................................................ 1
         1.1      Terms Defined in this Section.................................................................. 1
         1.2      Terms Defined Elsewhere in this Agreement...................................................... 4
         1.3      Rules of Construction.......................................................................... 5

SECTION 2:  SALE AND PURCHASE OF ASSETS.......................................................................... 5
         2.1      Agreement to Sell and Buy...................................................................... 5
         2.2      Excluded Assets................................................................................ 6
         2.3      Purchase Price................................................................................. 7
         2.4      Adjustments and Prorations..................................................................... 7
                  (a)      Working Capital Adjustment............................................................ 7
                  (b)      Prorations............................................................................ 7
                  (c)      Manner of Determining Adjustments and Prorations...................................... 8
         2.5      Payment of Initial Payment..................................................................... 9
                  (a)      Payments to Reflect Adjustments....................................................... 9
         2.6      Assumption of Liabilities and Obligations...................................................... 9

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF SELLER........................................................... .10
         3.1      Organization, Standing and Authority.......................................................... 10
         3.2      Authorization and Binding Obligation.......................................................... 10
         3.3      Absence of Conflicting Agreements............................................................. 10
         3.4      Licenses and Assumed Contracts................................................................ 11
         3.5      Real and Personal Property.................................................................... 10
         3.6      Intangibles................................................................................... 11
         3.7      Consents...................................................................................... 11
         3.8      Information on the Business................................................................... 12
                  (a)      Customers; Billing Rate.............................................................. 11
                  (b)      Account Balances..................................................................... 11
                  (c)      Commitments.......................................................................... 12
         3.9      Insurance and Bonds........................................................................... 12
         3.10     Personnel Matters............................................................................. 12
         3.11     Claims and Legal Actions...................................................................... 12
         3.12     Compliance with Laws.......................................................................... 12
         3.13     Taxes and Tax Returns......................................................................... 13
         3.14     Conduct of Business in Ordinary Course........................................................ 13
         3.15     Transactions with Affiliates.................................................................. 13
         3.16     Financial Statements.......................................................................... 13
         3.17     Broker........................................................................................ 13
         3.18     Year 2000 Compliance.......................................................................... 13

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF BUYER............................................................. 14
         4.1      Organization, Standing and Authority.......................................................... 14
         4.2      Authorization and Binding Obligation.......................................................... 14
         4.3      Absence of Conflicting Agreements............................................................. 14
         4.4      Litigation.................................................................................... 14

SECTION 5:  COVENANTS AND AGREEMENTS............................................................................ 15
         5.1      Confidentiality............................................................................... 15

         5.2      Accounts Receivable........................................................................... 15
         5.3      Employee Matters.............................................................................. 15
         5.4      Allocation.................................................................................... 15
         5.5      Further Assurances............................................................................ 15
         5.6      Sale of Website............................................................................... 15

SECTION 6:  CLOSING AND CLOSING DELIVERIES...................................................................... 15
         6.1      Closing....................................................................................... 15
         6.2      Deliveries by Seller.......................................................................... 16
                  (a)      Transfer Documents................................................................... 16
                  (b)      Consents............................................................................. 16
                  (c)      Power of Attorney.................................................................... 16
                  (d)      Secretary's Certificate.............................................................. 16
                  (e)      Contracts, Business Records, Etc..................................................... 16
                  (f)      Employment Agreements................................................................ 16
                  (g)      Lease Agreement...................................................................... 16
         6.3      Deliveries by Buyer........................................................................... 16
                  (a)      Purchase Consideration............................................................... 16
                  (b)      Assumption Agreements................................................................ 16
                  (c)      Employment Agreements................................................................ 17
                  (d)      Lease Agreement...................................................................... 17
                  (e)      Officer's Certificates............................................................... 17

SECTION 7:  SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
         AND INDEMNIFICATION.................................................................................... 17
         7.1      Representations and Warranties................................................................ 17
         7.2      Indemnification by Seller..................................................................... 17
         7.3      Indemnification by Buyer...................................................................... 17
         7.4      Procedure for Indemnification................................................................. 18
         7.5      Affiliates.................................................................................... 18
         7.6      Guaranty...................................................................................... 18
                  (a)      Terms................................................................................ 18
                  (b)      Waivers.............................................................................. 19
                  (c)      Representations and Warranties....................................................... 19

SECTION 8:  MISCELLANEOUS....................................................................................... 19
         8.1      Fees and Expenses............................................................................. 19
         8.2      Notices....................................................................................... 19
         8.3      Benefit and Binding Effect.................................................................... 20
         8.4      Laws of the State of Illinois................................................................. 20
         8.5      Entire Agreement.............................................................................. 21
         8.6      Waiver of Compliance; Consents................................................................ 21
         8.7      Bulk Sales Law................................................................................ 21
         8.8      Severability.................................................................................. 21
         8.9      Counterparts.................................................................................. 21
         8.10     Arbitration Procedure......................................................................... 21

                                    LIST OF SCHEDULES
                                    -----------------
               Schedule 2.2  --     Excluded Assets
               Schedule 2.3  --     Performance Standards
               Schedule 3.3  --     Conflicting Agreements
               Schedule 3.4  --     Licenses and Contracts
               Schedule 3.5  --     Real and Personal Property
               Schedule 3.6  --     Intangibles
               Schedule 3.7  --     Consents
               Schedule 3.8  --     Information on the Business
               Schedule 3.9  --     Insurance and Bonds
               Schedule 3.10 --     Personnel Matters
               Schedule 3.11 --     Claims and Legal Actions
               Schedule 3.12 --     Compliance with Laws
               Schedule 3.15 --     Transactions with Affiliates

                                     EXHIBIT
                                     -------
               Exhibit A     --     Territory

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated November 1, 1999 by and between AUTOTRADER.COM, LLC, a Delaware limited liability company ("BUYER"), and INTELLISOFT DEVELOPMENT CORPORATION, an Illinois corporation ("SELLER").

                                    RECITALS:

         A. Seller owns and operates a business that publishes, builds, designs, maintains and manages various websites, including, without limitation, the "http://www.wwwheels.com" website and the "http://www.specialcar.com" website (collectively, the "WEBSITES") for, and provides related marketing services to, automobile dealerships and other related customers (collectively, the "BUSINESS").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets, tangible and intangible, real, personal and mixed, used or useful in the operation of the Business, on the terms and conditions hereinafter set forth.

                                   AGREEMENTS:

         In consideration of the covenants and agreements contained herein, Buyer and Seller agree as follows:

SECTION 1: DEFINED TERMS

         1.1 TERMS DEFINED IN THIS SECTION. The following terms shall have the following meanings in this Agreement:

         "ACCOUNTS RECEIVABLE" means all rights of Seller to payment for services to be provided by the Buyer's W3 Division directly or indirectly through the Business after the Closing Date, including for (i) services provided to Customers of the Business, (ii) the sale of any Websites, and (iii) other services related to the Business or the Purchased Assets.

         "AFFILIATE" means any person, corporation or partnership directly or indirectly, controlling, controlled by or under common control with either Buyer or Seller, as the case may be, or any of its officers, directors, shareholders, or general partners. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other common interests, by contract or otherwise).

         "ASSUMED CONTRACTS" means all Contracts listed in Schedule 3.4 hereto.

         "CLOSING ACCOUNTS RECEIVABLE" means all rights of Seller to payment for services provided by Seller directly or indirectly through the Business prior to the Closing Date, including for (i) services provided to Customers of the Business, (ii) the sale of any Websites, and (iii) other services related to the Business or the Purchased Assets.

         "CLOSING" means the consummation of the transactions contemplated to occur on the Closing Date in accordance with the terms hereof.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "COMPENSATION ARRANGEMENT" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, independent contractors, directors and shareholders of Seller or any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

         "CONSENTS" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Purchased Assets to Buyer or otherwise to consummate the transaction contemplated hereby.

         "CONTRACTS" means all Licenses, deeds, leases, easements, rights-of-way, customer agreements, and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to the Purchased Assets or the Business, and including, without limitation, all web-development and web-hosting contracts and other production contracts.

         "CUSTOMER" means any individual, entity or organization to whom Seller provides services or products through the Business, or with respect to the second paragraph of Schedule 2.3 and Exhibit A of the Employment Agreement, any individual, entity or organization to whom the W3 Division of Buyer provides services or products through the Business.

         "EFFECTIVE TIME" means 12:01 a.m., Eastern Standard Time, on the Closing Date.

         "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA to which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b), (c), (m) or (o) of the Code) contributes or which either of Seller or any entity related to Seller (under the terms of Sections 414 (b), (c), (m) or (o) of the Code) sponsors or maintains, or by which Seller or any such entity is otherwise bound.

         "ENCUMBRANCES" means any pledge, claim, liability, mortgage, lien, charge, encumbrance, restriction on transfer, or security interest of any kind or nature whatsoever.

         "ENFORCEABILITY EXCEPTIONS" means the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by the application of general principles of equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

         "EXCLUDED ASSETS" means certain assets of Seller that are not being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in
Section 2.2.

         "EXCLUDED LIABILITIES" means certain liabilities of Seller that are not being assumed, transferred or otherwise conveyed to Buyer hereunder, as specified in Section 2.6.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect at the relevant date.

         "INTANGIBLES" means all copyrights, trademarks, trade names, licenses, permits, privileges, and other similar intellectual property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and used or held for use by Seller in the operation of the Business as currently conducted.

         "LEGAL REQUIREMENTS" means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any governmental authority, including any applicable order, decree or judgment which may have been handed down, adopted or imposed by any governmental authority.

         "LICENSES" means all licenses, authorizations and permits relating to the Business granted to Seller by any governmental instrumentality, and all applications (if any) submitted by Seller for any of the foregoing.

         "PERMITTED ENCUMBRANCES" means (i) liens for current taxes and other government charges not yet due and payable or which are being contested in good faith in appropriate proceedings and for which adequate reserves have been set aside in the Business's financial statements, (ii) materialmen's, mechanics', carriers', workmen's, repairmen's and other similar person's liens arising in the ordinary course of business for sums not yet delinquent or being contested in good faith to the extent reserved against in the Financial Statements, (iii) Encumbrances arising under the Assumed Contracts, and (iv) liens that relate to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

         "PERSONAL PROPERTY" means all of the equipment (including, without limitation, electronic and computer apparatus, databases and database systems, software and software systems, documentation and source codes), tools, vehicles, furniture, leasehold improvements, inventory, spare parts, and other tangible personal property which are used or held for use by Seller in the operation of the Business as currently conducted.

         "PURCHASED ASSETS" means all of the assets (other than the "Excluded Assets"), tangible and intangible, real, personal and mixed, owned or held by Seller and used or held for use by Seller in the operation of the Business as currently conducted, which assets are being sold, transferred, or otherwise conveyed by Seller to Buyer hereunder, as specified in detail in Section 2.1.

         "REAL PROPERTY" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests which are owned or held by Seller and used or held for use by Seller in the operation of the Business.

         "REVENUE" means any revenue derived from the Business determined in accordance with Seller's current practices for recording revenue, consistently applied, as of the Closing Date.

         "TAX" OR "TAXES" means any and all federal, state, local, or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "TAX RETURN" means any federal, state, or local Tax return, report, statement and other similar filings required to be filed by Seller with respect to Taxes.

         "TERRITORY" means the area described on Exhibit A attached hereto.

         1.2 TERMS DEFINED ELSEWHERE IN THIS AGREEMENT. In addition to (i) the defined terms in the preamble, recitals and Section 1.1 hereof, or (ii) certain defined terms used solely within a single section hereof, the following is a list of terms used in this Agreement and a reference to the section hereof in which such term is defined:

                 Term                                                   Section
         -----------------------                                     --------------
         Assumed Liabilities                                         Section 2.6
         Business                                                    Recital A
         Business Records                                            Section 2.1(g)
         Buyer's Damages                                             Section 7.2
         Cash Equivalents                                            Section 2.2(a)
         Claimant                                                    Section 7.4(a)
         Closing Cash Payment                                        Section 2.5
         Deferred Payment                                            Section 2.3(b)
         Excluded Assets                                             Section 2.2
         Financial Statements                                        Section 3.16
         Guarantor                                                   Section 7.6
         Indemnifier                                                 Section 7.4(a)
         Initial Payment                                             Section 2.3(a)
         Purchase Price                                              Section 2.3

         Seller's Damages                                            Section 7.3
         Websites                                                    Recital A



         1.3 RULES OF CONSTRUCTION. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is both conjunctive and disjunctive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a section or schedule is a reference to a section of this Agreement or a schedule hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2:  SALE AND PURCHASE OF ASSETS

         2.1 AGREEMENT TO SELL AND BUY. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of Seller's rights, title and interest in, to and under the Purchased Assets (other than the Excluded Assets), free and clear of any Encumbrances (except for Permitted Encumbrances), more specifically described as follows:

                  (a)      The Personal Property; (b) The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e)      The Intangibles;

                  (f)      The Accounts Receivable;

                  (g) Any and all books and records relating to the conduct or operations of the Business (except as expressly excluded by Section 2.2(d)), including any and all executed copies of the Assumed Contracts, any and all equipment warranties, any and all technical information and data, computer discs, diagrams, blueprints and schematics relating to the Business (collectively, the "BUSINESS RECORDS");

                  (h) Any and all intangible assets of Seller relating to the Business and not specifically described above, including, without limitation, all of Seller's goodwill associated with the Business;

                  (i) Any and all right, title and interest of Seller in and to the Websites, and any assets used in support of or for the operation of such Websites;

                  (j) Any and all Internet, electronic, on-line rights or domain names associated with the Business, including, without limitation, the domain names "wwwheels.com" and "specialcar.com";

                  (k) Any and all existing copy, films, artwork, photographs and other reproduction materials, tapes, master videos and other components relating to the Business, whether in possession of Seller;

                  (l) Any and all existing lists, including lists rented or owned by Seller, documents and records of Seller relating to users of the Websites;

                  (m) Any and all existing lists, mailing lists (in both printed form and computer media), documents and records of Seller relating to all past, present or prospective advertisers in the Business and copies of all call reports and advertiser status reports; and

                  (n) Any and all existing lists, documents and records of Seller relating to past, present and prospective purchasers of mailing lists relating to the Business.

         Notwithstanding anything in this Agreement to the contrary, Seller retains all of its rights, title and interest in, and possession of, and Seller does not hereby sell, assign, convey, transfer or deliver to Buyer, any right, title or interest of Seller in, to or under, the Excluded Assets.

         2.2 EXCLUDED ASSETS. The Purchased Assets shall exclude the following assets of Seller (collectively, the "EXCLUDED ASSETS"):

                  (a) Seller's cash and cash equivalents on hand as of the Effective Time and all other cash in any of Seller's bank or savings accounts; any and all insurance policies and contracts of insurance and any claims and rights of Seller thereunder (including any claims and rights of Seller to reserves, unearned premiums and returns of premiums arising thereunder), letters of credit, or other similar items and, in each case, any cash surrender value in regard thereto; and any stocks or bonds, any options, warrants or rights to acquire any securities, certificates of deposit and similar investments (collectively, the "CASH EQUIVALENTS");

                  (b) Any and all Contracts, other than the Assumed Contracts, specifically identified on Schedule 2.2 hereto;

                  (c) Any and all Employee Plan, Compensation Arrangement, and any and all collective bargaining agreements;

                  (d) Any and all books and records which Seller is required by law to retain and Seller's corporate name, minute books, other books and records related to internal corporate matters and financing arrangements, subject to the right of Buyer to have access and to copy for a period of three
(3) years from the Closing Date;

                  (e) The Real Property that is the subject of the Lease Agreement described in Section 6.2(h);

                  (f) Any and all intercompany accounts between Seller and any Affiliates of Seller relating to the Business;

                  (g) All rights of Seller under this Agreement and the agreements, documents and instruments delivered in connection with the transactions contemplated hereby;

                  (h) Any other assets of Seller described on Schedule 2.2 hereto; and

                  (i)      Any and all Closing Accounts Receivable.

         2.3 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets is Five Million One Hundred Thousand Dollars ($5,100,000), and is comprised of the following:

                  (a) an initial payment of Four Million One Hundred Thousand Dollars ($4,100,000) (the "INITIAL PAYMENT"), which (i) shall be adjusted, if necessary, as provided in Section 2.4(b), and (ii) is being paid by Buyer to Seller at Closing in accordance with Section 2.5 by wire transfer of immediately available funds; and

                  (b) a deferred payment of One Million Dollars ($1,000,000) (the "DEFERRED PAYMENT"), which Buyer shall pay to Seller in three annual installments of Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($333,333) each; provided, however, that no such installment will be paid, and Seller shall irrevocably lose the right hereunder to receive or claim such installment for any particular year, unless Seller satisfies the performance standard for that year described in Schedule 2.3 hereto. Each such installment, if payable by Buyer to Seller in accordance with the prior sentence, shall be paid on or prior to January 3, 2000, February 15, 2001 and February 15, 2002, respectively.

         2.4      PRORATIONS.

                  (a)      Intentionally omitted.

                  (b) PRORATIONS. The Initial Payment shall be increased or decreased as required to effectuate the proration of income and expenses as set forth herein. All income and expenses arising from the operation of the Business through the Effective Time, including, without limitation, Customer fees, advertising fees, service charges, rental charges, utility charges, real and personal property taxes and assessments levied against the Purchased Assets, salesmen advances, property and equipment rentals, applicable copyright or other fees, sales and services charges, taxes (except for taxes arising from the transfer of the Purchased Assets hereunder and from any taxes on income earned by Seller), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, obligations and liabilities, and shall be entitled to receive all income, allocable to or arising from the operation of the Business for the period prior to the Effective Time, and Buyer shall be responsible for all expenses, costs, obligations and liabilities, and shall be entitled to receive all income, allocable to or arising from the operation of the Business after the Effective Time; provided, however, that there shall be no adjustment for, and Seller shall remain solely liable with respect to any obligations arising under any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.6 whether such obligations arise before, at or after the

Effective Time, and Buyer shall be entitled to all income from Accounts Receivable included in the Purchased Assets.

                  (c) MANNER OF DETERMINING PRORATIONS. The Initial Payment, taking into account the prorations pursuant to Section 2.4(b), will be determined in accordance with the following procedures:

                           (1)      Intentionally Omitted.

                           (2) Within sixty (60) days after Closing, Buyer shall prepare and deliver to Seller a final settlement statement (the "FINAL SETTLEMENT STATEMENT"), which shall be prepared by Buyer in good faith and shall (A) contain all information reasonably necessary to determine the prorations to the Initial Payment under Section 2.4(b), and (B) be certified by Buyer to be true and complete to Buyer's knowledge as of the date thereof.

                           (3) Within thirty (30) days after the date that the Final Settlement Statement is delivered by Buyer to Seller pursuant to Section 2.4(c)(2) hereof, Seller shall complete its examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to the Final Settlement Statement. If Seller notifies Buyer of its acceptance of the amount shown on the Final Settlement Statement, or if Seller fails to deliver its report of proposed adjustments to the Final Settlement Statement within the thirty-day period specified in the preceding sentence, the amount shown on the Final Settlement Statement shall be conclusive and binding on the parties as of the last day of the thirty-day period.

                           (4) After Closing, Buyer and Seller shall use good faith efforts to resolve any dispute relating to the Final Settlement Statement or otherwise involving the determination of the Initial Payment. If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of Seller's written report pursuant to Section 2.4(c)(3), Buyer and Seller shall jointly designate an independent certified public accountant in the Chicago, Illinois business area, who shall be knowledgeable in the operation of businesses that design and operate websites, to resolve the dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in the Chicago, Illinois business area in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant, and, if necessary, for arbitration to pick such accountant, shall be split equally between the parties.

                           (5) Seller and Buyer shall reasonably cooperate with each other to enable the other party to review or prepare, as applicable, the Final Settlement Statement, including, without limitation, by providing the other party with all books, records, accounts and other information reasonably requested by the other party to enable it to compute the prorations to the Initial Payment contemplated by Section 2.4(b).

         2.5 PAYMENT OF INITIAL PAYMENT. At the Closing, Buyer shall pay or cause to be paid to or for the account of Seller the amount of the Initial Payment (such amount, the "CLOSING CASH PAYMENT") by federal wire transfer of immediately available funds pursuant to wire transfer instructions which shall have been delivered by Seller to Buyer not fewer than two (2) business days before the Closing Date.

                  (a)      [PAYMENTS TO REFLECT PRORATIONS

                           (i)      If the Initial Payment as finally determined
pursuant to Section 2.4 exceeds the Closing Cash Payment, Buyer shall pay to Seller, in immediately available funds within five (5) days after the date on which the Initial Payment is finally determined pursuant to Section 2.4, the difference between the Initial Payment (as finally determined) and the Closing Cash Payment.

                           (ii) If the Initial Payment as finally determined pursuant to Section 2.4 is less than the
Closing Cash Payment, Seller shall pay to Buyer, in immediately available funds within five (5) days after the date on which the Initial Payment is finally determined pursuant to Section 2.4, the difference between the Initial Payment (as finally determined) and the Closing Cash Payment.]

         2.6 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Effective Time, Buyer shall assume, pay, discharge and perform (i) all the obligations and liabilities of Seller under the Assumed Contracts insofar as they relate to the time period after the Effective Time, (ii) all obligations and liabilities of Seller to any Customer of the Business for any advance payments or deposits, if and to the extent that an adjustment was made to the Initial Payment with respect to such advance payments or deposits pursuant to Section 2.4(b) above, and (iii) all obligations and liabilities arising out of events occurring after the Effective Time related to Buyer's ownership of the Purchased Assets or its operation of the Business after the Effective Time (collectively, the "ASSUMED LIABILITIES"). All other obligations and liabilities of Seller (collectively, the "EXCLUDED LIABILITIES"), including, without limitation, (a) obligations with respect to the Excluded Assets, including under any Contract not included in the Assumed Contracts, (b) any obligations under the Assumed Contracts relating to the time period prior to the Effective Time, (c) any claims or pending litigation or proceedings relating to the operation of the Business prior to the Effective Time, and (d) all accounts payable to Affiliates of Seller and loans payable by Seller, shall remain and be the obligations and liabilities solely of Seller.

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer, to the knowledge of its President, John Hentrich, as follows:

         3.1 ORGANIZATION, STANDING AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is qualified to conduct business in Illinois. Seller has all requisite corporate power and authority (i) to own, lease and use the Purchased Assets as presently owned, leased and used, (ii) to conduct and operate the Business as presently conducted and operated, and (iii) to execute, deliver and perform this Agreement and the documents contemplated hereby in accordance with their respective terms. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Business's operations, the Purchased Assets or the Assumed Liabilities.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the documents contemplated hereby by Seller have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement has been and the documents contemplated hereby will be upon the execution and delivery thereof on behalf of Seller, duly executed and delivered by Seller and constitute or will constitute, as applicable, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except to the extent such enforceability may be limited by Enforceability Exceptions.

         3.3      ABSENCE OF CONFLICTING AGREEMENTS. Except as set forth in
Schedule 3.3 or Schedule 3.7, the execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation by Seller of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of, notice to, or filing with any governmental authority or any other third party under any License or other Contract; (ii) do not conflict with any provision of Seller's articles of incorporation or bylaws, each as currently in effect; (iii) assuming receipt of all Consents listed in Schedule 3.7, will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which Seller is bound; (iv) assuming receipt of all Consents listed in Schedule 3.7, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any License or other Contract; and
(v) assuming receipt of all Consents listed in Schedule 3.7, will not result in the creation of any Encumbrance upon the Purchased Assets.

         3.4 LICENSES AND ASSUMED CONTRACTS. Schedule 3.4 contains a list or description of all Licenses and all Contracts, except for employment contracts described in Schedule 3.10. Seller has delivered to Buyer copies of the written Licenses and written Contracts listed on Schedule 3.4 (together with all amendments thereto). The Licenses and Assumed Contracts listed or described on Schedule 3.4, together with the agreements described in the exceptions listed above, comprise all licenses and contracts necessary to own and operate the Business as currently conducted. The Licenses and Assumed Contracts are in full force and effect and are valid, binding and enforceable against Seller and, to the knowledge of Seller, the other parties thereto in accordance with their terms, except to the extent such enforceability may be limited by the Enforceability Exceptions. Except as described on Schedule 3.4, none of the Licenses or Assumed Contracts will be breached by virtue of the consummation of the transactions contemplated hereby or by virtue of the assignment thereof by Seller to Buyer pursuant hereto. Except as disclosed on Schedule 3.4, (i) there is not under any Assumed Contract any default by Seller or, to Seller's knowledge, any other party thereto which would have a material adverse effect on the Business, and (ii) Seller is in compliance with the material terms of the Licenses.

         3.5 REAL AND PERSONAL PROPERTY. Schedule 3.5 contains descriptions of all material items of Personal Property owned by Seller as of the date hereof. Seller holds no Real Property in connection with the operation of the Business other than the Real Property described in Section 2.2(e). Except for tangible Personal Property leased by Seller under leases listed in

Schedule 3.5, Seller has good and marketable title to all of the tangible Personal Property, free and clear of all Encumbrances, except for Permitted Encumbrances. Except as specified on Schedule 3.5, all tangible Personal Property is (a) in good condition and repair (ordinary wear and tear excepted), and (b) available for immediate use in the same manner as currently used in the operation of the Business.

         3.6 INTANGIBLES. Schedule 3.6 contains a description of the Intangibles (exclusive of those required to be listed in Schedule 3.4 and inclusive of those relating to software used in connection with the Business), all of which are valid and in full force and effect and uncontested except as described in Schedule 3.11. None of the Intangibles infringes upon any trademarks, copyrights, patents or any other rights or other Intangibles of any other person, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope of use thereof. Except as described in Schedule 3.6, Seller has not granted any license, franchise or permit to any person or entity to use any of Seller's Intangibles and Seller has the right to assign and transfer the Intangibles in accordance with the terms of this Agreement.

         3.7 CONSENTS. Except for the Consents described in Schedule 3.7, no consent, approval, permit or authorization of, or filing with any governmental authority or any other third party is required to be obtained by Seller (i) to consummate this Agreement and the transactions contemplated hereby, (ii) to permit Seller to assign or transfer the Purchased Assets to Buyer, or (iii) to enable Buyer to conduct or operate the Business in essentially the same manner as the Business is currently conducted or operated.

         3.8      INFORMATION ON THE BUSINESS.

                  (a) CUSTOMERS; BILLING RATE. The Business (i) has at least 320 Customers, and (ii) has a billing rate for Customers as described on
Schedule 3.8. The Business generated Revenues of at least $1,338,812.70 for the ten (10) consecutive months ending on October 31, , 1999.

                  (b) ACCOUNT BALANCES. All the account balances of Customers to the Business are actual and bona fide receivables representing obligations for services rendered in the regular course of Seller's business, in the total dollar amount thereof shown on the books of Seller and are collectible in full in the ordinary course, subject to Enforceability Exceptions.

                  (c) COMMITMENTS. Except as described on Schedule 3.8, there are no unfulfilled binding material commitments for capital improvements which Seller is obligated to make in connection with the Business. There are no obligations or liabilities to Customers which are material to the operation of the Business, except: (i) with respect to deposits made by such Customers or such other users; and (ii) the obligation to supply services to Customers in the ordinary course of business. Except with respect to deposits and any other item which is to be adjusted for pursuant to Section 2.4 hereof, Seller has no obligation or liability for the refund of monies or for the provision of rebates to Customers of the Business.

         3.9 INSURANCE AND BONDS. Schedule 3.9 comprises a list of all insurance policies of Seller, currently in full force and effect, which insure the Business or any part of the Purchased Assets, and a list of all surety and performance bonds in connection with the Business.

         3.10 PERSONNEL MATTERS. Schedule 3.10 contains a list of all employees of the Business (the "EMPLOYEES") along with their job titles and rates of pay and Employee Plans. Except as described in Schedule 3.10, Seller has no written or oral contracts of employment with any employee of the Business other than oral employment agreements terminable at will without penalty. Seller is not a party to or subject to any collective bargaining agreements with respect to the Business. Seller has furnished Buyer with true and complete copies of all employee handbooks, employee rules and regulations, and Employee Plans, if any. None of Seller's employees is represented by a union or other representative for collective bargaining purposes, no union or other representative claims to represent any of Seller's employees for such purposes and Seller has not received a request for recognition from any union or other representative seeking to represent any of Seller's employees for such purposes. Seller's employees are not engaged in or subject to any organizing activity with respect to any labor union or other representative seeking to represent Seller's employees and no such organizing activity is threatened. There is no strike, picketing, work slow down or other labor disputes or controversies or proceedings pending or threatened involving or relating to any of Seller's employees. No Employee Plan is a "Multiemployer Plan," as defined in Section 3(37) of ERISA, and neither Seller nor any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) has within the last ten years, or reasonably expects to incur, any "withdrawal liability," as defined under Section 4201 et seq. of ERISA. No Employee Plan is covered by Title IV of ERISA and neither the Seller nor any entity related to Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) has within the last ten years terminated any Employee Plan which was covered by Title IV of ERISA, other than pursuant to a standard termination under Section 4041(b) of ERISA. No Employee Plan or Compensation Arrangement provides medical or death benefit coverage to former employees, except for "COBRA" benefits required by Section 4980B of the Code as further described in Schedule 3.10.

         3.11 CLAIMS AND LEGAL ACTIONS. Except as set forth on Schedule 3.11, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Purchased Assets, or the operation of the Business.

         3.12 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.12, Seller has complied with, and the Business and Purchased Assets are in compliance, in all material respects, with all applicable Legal Requirements. Seller is licensed in all material respects to operate all the facilities required by law to be licensed.

         3.13 TAXES AND TAX RETURNS. All Tax Returns relating to the Purchased Assets or the operation of the Business have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true, correct and complete in all material respects, and all Taxes due for the periods covered by such Tax Returns have been properly accrued or paid to the extent such Taxes have become due. Seller has received no notice of any notice of deficiency or proposed assessment from any taxing governmental authority with respect to Taxes relating to the Business or the Purchased Assets. There are no Tax liens on any of the Purchased Assets.

         3.14 CONDUCT OF BUSINESS IN ORDINARY COURSE. From June 30, 1999 through and including the Closing Date, Seller has operated the Business only in the ordinary course and has not (i) made any material increase in compensation payable or to become payable to any of the employees of the Business, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of the Business, (ii) made any sale, assignment, lease or other transfer of any of Seller's properties other than Excluded Assets, obsolete assets no longer usable in the operation of the Business, or other assets sold or disposed of in the normal course of business with suitable replacements being obtained therefor, and (iii) suffered any material adverse change in the assets, properties, financial condition, or results of operations of the Business, including any material damage, destruction, or loss affecting any assets used or useful in the operation of the Business.

         3.15 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Financial Statements and described on Schedule 3.15, Seller has not been involved in any business arrangement or relationship with any Affiliate of Seller, and no Affiliate of Seller has provided services to Seller, has incurred on behalf of Seller expenses unreimbursed by Seller, or owns any property or right, tangible or intangible, that is used in the operation of the Business.

         3.16 FINANCIAL STATEMENTS. Seller has furnished Buyer with true and complete copies of an unaudited balance sheet and profit and loss statement as at, and for the fiscal year ended, December 31, 1998 and the ten month period ended October 26, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of Seller, accurately reflect the books, records and accounts of Seller (which books, records and accounts are complete and correct in all material respects), and present fairly the financial condition of Seller as at their respective dates and the results of operations for the periods then ended, except that the Financial Statements do not include footnotes or customary year-end adjustments and there are no automobiles owned by the Company.

         3.17 BROKER. Neither Seller nor any person or entity acting on Seller's behalf has employed any broker or lender or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         3.18 YEAR 2000 COMPLIANCE. Seller has no current actual knowledge that Seller's information technology (including without limitation all of the computer hardware and software owned, leased or used by Seller in connection with the Websites or otherwise in the ordinary course of the operation of the Business) is not Year 2000 Compliant. For purposes of this section, "YEAR 2000 COMPLIANT" means, with respect to Seller's information technology, that the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired by Buyer hereunder, properly exchanges date/time data with it.

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 ORGANIZATION, STANDING AND AUTHORITY. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite limited liability company power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby in accordance with their respective terms.

         4.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the documents contemplated hereby by Buyer have been duly authorized by all necessary limited liability company actions on the part of Buyer. This Agreement has been, and the documents contemplated hereby will be upon the execution and delivery on behalf of Buyer, duly executed and delivered by Buyer and constitute or will constitute, as applicable, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent such enforceability may be limited by the Enforceability Exceptions.

         4.3 ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement and the documents contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby by Buyer (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of, notice to, or filing with any governmental authority or any other third party under any License or other Contract; (ii) do not conflict with any provision of Buyer's articles of organization or operating agreement, each as currently in effect; (iii) will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which Buyer is bound; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any License or other Contract.

         4.4 LITIGATION. There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Buyer threatened, against or relating to Buyer which would enjoin, rescind or condition the transactions contemplated hereunder.

SECTION 5:  COVENANTS AND AGREEMENTS

         5.1 CONFIDENTIALITY. Buyer and Seller, for themselves and for their respective Affiliates, each agrees that it will use commercially reasonable efforts to keep confidential (except for such disclosure to its advisors and representatives as may be appropriate in the furtherance of this transaction and except for such disclosure as may be necessary to comply with applicable law) all information of a confidential nature obtained by it from the other in connection with the transactions contemplated by this Agreement.

         5.2 ACCOUNTS RECEIVABLE. At the Closing, Seller shall assign to Buyer all Accounts Receivable included in the Purchased Assets. Seller shall deliver to Buyer on the Closing Date a complete and detailed statement of such Accounts Receivable, showing the account number and date of issuance, the name and address of the account payor, the aggregate amount of such receivable, and the balance due as of Closing Date on each such Account Receivable. Any payments received by Seller from account payors on or after the Closing Date with respect to such Accounts Receivable shall be remitted by Seller to Buyer.

         5.3 EMPLOYEE MATTERS. On the Closing Date, Seller shall terminate the employment of the Employees, and effective on the Closing Date, Buyer shall hire and continue the employment of the Employees in comparable positions, at comparable salaries and with comparable benefits (including health and life insurance). Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee, including, without limitation, wages, salaries, commissions, bonuses, severance, sick pay, vacation pay, and any other benefits due to an employee under any Employee Plan or Compensation Arrangement for the period prior to the Closing Date.

         5.4 ALLOCATION. Buyer and Seller shall use commercially reasonable good faith efforts to agree on the allocation of the Purchase Price and the Assumed Liabilities in accordance with the rules under Section 1060 of the Code; provided however, that if the parties are unable to agree to such allocation, each party may make such allocation as it may determine in its sole discretion.

         5.5 FURTHER ASSURANCES. After the Closing, Seller and Buyer will take such actions, and execute and deliver to Buyer or Seller, as appropriate, such further deeds, bills of sale, assignments or other transfer documents as, in the reasonable opinion of counsel for Buyer or Seller, as appropriate, may be necessary to evidence or complete the transfer of the Purchased Assets to Buyer pursuant to this Agreement.

         5.6 SALE OF WEBSITE. After the Closing, Buyer covenants and agrees with Seller to extend to Mr. John Hentrich and Ms. Dawn Hentrich the right to approve any prospective purchaser of the "http://www.specialcar.com" website from Buyer, with such approval not to be unreasonably withheld by Mr. John Hentrich or Ms. Dawn Hentrich.

         5.7 CLOSING ACCOUNTS RECEIVABLE. Seller shall deliver to Buyer promptly after the Closing Date a complete and detailed statement of the Closing Accounts Receivable, showing the account number and date of issuance, the name and address of the account payor, the aggregate amount of such receivable, and the balance due as of Closing Date on each such Closing Account Receivable. Buyer agrees to use its normal business efforts, for a period of one hundred eighty (180) days, as collection agent for Seller, to diligently collect the Closing Accounts Receivable following the Closing Date in the ordinary course of business in accordance with the Buyer's standard collection practice, provided however, that the Buyer shall not be required to take any extraordinary measures including instituting a legal proceeding or utilizing any collection agency. Any funds received by the Buyer payable in respect to Closing Accounts Receivable shall be held for the account of the Seller in a segregated bank account and all funds accumulated shall be wire transferred to the Seller on a monthly basis or as agreed to by the Seller and the Buyer. Nothing herein shall preclude the Seller from taking any action to collect the Closing Accounts Receivable.

SECTION 6:  CLOSING AND CLOSING DELIVERIES

         6.1 CLOSING. The Closing Date shall be on the same date as the date of this Agreement at such place and by such means as Buyer and Seller shall mutually agree.

         6.2 DELIVERIES BY SELLER. On the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) TRANSFER DOCUMENTS. Duly executed bills of sale, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Purchased Assets, including, without limitation, the Assumed Contracts and the Accounts Receivable, in the name of Buyer, free and clear of any Encumbrances except for Permitted Encumbrances;

                  (b) CONSENTS. The original of each Consent with, as a result of obtaining such Consent, no adverse change having been made in the terms of the License or Assumed Contract with respect to which such Consent has been obtained;

                  (c) POWER OF ATTORNEY. A power of attorney sufficient to enable Buyer to collect the Accounts Receivable being conveyed to Buyer at the Closing, including the endorsement of any payments by check made by Customers;

                  (d) SECRETARY'S CERTIFICATE. A certificate dated as of the Closing Date, executed by Seller's Secretary, certifying that the resolutions attached to such certificate were duly adopted by Seller's Board of Directors and Stockholders authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect;

                  (e) CONTRACTS, BUSINESS RECORDS, ETC. Copies of all Assumed Contracts, customer, advertiser, purchaser and user lists used or maintained by Seller (including, without limitation lists described in Section 2.1), computer master tapes or disks with customer and user information and copies of the Websites, blueprints, schematics, working drawings, plans, projections, statistics, films, artwork, photographs and other reproduction materials, master videos, engineering records and other books and records owned or maintained by Seller relating to the operation of the Business (other than those excluded by Section 2.2(d));

                  (f) EMPLOYMENT AGREEMENTS. Employment Agreements, dated as of the Closing Date (the "EMPLOYMENT Agreements"), and duly executed by Mr. John Hentrich and Ms. Dawn Hentrich, as appropriate; and

                  (g) LEASE AGREEMENT. The Lease Agreement, dated as of the Closing Date (the "LEASE AGREEMENT"), and duly executed by Seller or Mr. John Hentrich and Ms. Dawn Hentrich (as applicable) as lessor thereunder.

         6.3 DELIVERIES BY BUYER. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) PURCHASE CONSIDERATION. The Closing Cash Payment as provided in Section 2.5;

                  (b) ASSUMPTION AGREEMENTS. Appropriate assumption agreements and other documents reasonably requested by Seller pursuant to which Buyer shall assume and undertake to perform Seller's obligations arising on and after the Closing Date under the Assumed Contracts;

                  (c) EMPLOYMENT AGREEMENTS. The Employment Agreements, duly executed by Buyer;

                  (d) LEASE AGREEMENT. The Lease Agreement, duly executed by Buyer as lessee thereunder; and

                  (e) OFFICER'S CERTIFICATES. A certificate dated as of the Closing Date, executed by a duly authorized officer of Buyer, certifying that the resolutions attached to such certificate were duly adopted by the requisite parties authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect.

SECTION 7:  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, AND INDEMNIFICATION

         7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer and Seller herein shall be deemed continuing representations, warranties and covenants, and shall survive the Closing for a period of twelve (12) months after the Closing Date. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement.

         7.2 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for any and all losses, liabilities or damages resulting from (collectively, "BUYER'S DAMAGES"):

                  (a) any breach of any representation or warranty, or any nonfulfillment of any covenant by Seller contained in this Agreement;

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof; and

                  (c) the operation or ownership of the Business or the Purchased Assets prior to the Effective Time.

         Notwithstanding the foregoing, (a) Seller shall be required to indemnify Buyer for Buyer's Damages only to the extent that the aggregate Buyer's Damages exceed $50,000 in the aggregate (provided that no claim may be counted toward such $50,000 unless it exceeds $5,000), (b) Seller shall not be required to indemnify Buyer for Buyer's Damages in an aggregate amount in excess of the amount which is the after-tax amount of the amount of the Initial Payment, as adjusted, and the Deferred Payment, actually received by Seller (which the parties agree shall be assumed to be 75%), and (c) any claim for indemnification under Section 7 hereof must be made during the applicable survival period set forth in Section 7.1 hereof.

         7.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for any and all losses, liabilities or damages resulting from (collectively, "SELLER'S DAMAGES"):

                  (a) any breach of any representation or warranty, or any nonfulfillment of any covenant by Buyer contained in this Agreement;

                  (b) any and all obligations of Seller assumed by Buyer pursuant to the terms hereof; and

                  (c) the operation or ownership of the Business or the Purchased Assets after the Effective Time.

         7.4 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "CLAIMANT"), shall give notice to the other party (the "INDEMNIFIER") of any claim, whether between the parties or brought by a third party, within fifteen (15) business days of receiving notice, or becoming aware thereof, and specifying (i) the factual basis for such claim, and (ii) the amount of the claim.

                  (b) Following receipt of notice from the Claimant of a claim, the Indemnifier shall have thirty (30) days to make such investigation of the claim as the Indemnifier deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifier and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifier agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifier shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifier do not agree within said period (or any mutually agreed upon extension thereof), the parties agree to arbitrate the matter pursuant to Section 8.10.

                  (c) With respect to any claim by a third party as to which either Buyer or Seller is claiming indemnification hereunder, the Indemnifier, subject to its acknowledgment of its indemnity obligations hereunder, shall have the right at its own expense to assume control of the defense. If the Indemnifier elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifier does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

         7.5      AFFILIATES. The indemnification rights provided in Sections
7.2 and 7.3 shall, in any instance, extend to any Affiliate of each of Buyer and Seller although any indemnification claims by such parties shall be made by and through the Claimant.

         7.6      GUARANTY.

                  (a)      TERMS. By their execution hereof with respect to this
Section 7.6, Mr. John Hentrich and Ms. Dawn Hentrich, the principle stockholders of Seller (collectively,

"GUARANTOR"), jointly and severally, irrevocably and unconditionally guarantee to Buyer the full, complete and timely performance by Seller following the Closing of any and all obligations of Seller under this Section 7 (the "OBLIGATIONS"). This guaranty shall remain in full force and effect so long as Seller shall have any obligations or liabilities under this Section 7. This guaranty shall be deemed a continuing guaranty and the waivers of Guarantor herein shall remain in full force and effect until the satisfaction in full of the Obligations. If any default shall occur by Seller in its performance or satisfaction of any of the Obligations, then Guarantor will perform or satisfy, or cause to be performed or satisfied, such obligations immediately upon notice from Buyer describing such default. This guaranty is an absolute, unconditional and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions (including any change of law) and without regard to any amendment to this Agreement or any circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Guarantor agrees that its obligations hereunder shall not be contingent upon the exercise or enforcement by Buyer of whatever remedies it may have against Seller or any other guarantor.

                  (b) WAIVERS. To the maximum extent permitted by law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any adverse change in the financial condition of Seller or of any other fact that might increase Guarantor's risk hereunder; and (iii) presentment, protest, demand, action or delinquency in respect of any of the Obligations.

                  (c) REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Seller that, to their knowledge, (i) this Agreement has been duly and validly executed and delivered by Guarantor and this Section 7.6 constitutes its legal, valid, and binding agreement, enforceable in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies, and (ii) the execution, delivery, and performance by Guarantor of this Agreement
(A) do not require the consent of any third party (including any governmental or regulatory authority); (B) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Guarantor; and (C) will not violate, conflict with, or result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which Guarantor is a party or by which Guarantor or its properties may be bound legally.

SECTION 8:  MISCELLANEOUS

         8.1 FEES AND EXPENSES. Any transfer Taxes, recordation Taxes, sales Taxes, use Taxes, document stamps, Taxes and fees, filing fees, or other charges levied by any governmental entity on account of the transfer of the Purchased Assets from Seller to Buyer up to an aggregate amount of $20,000 shall be paid by Seller and Buyer equally, and all other such charges shall be paid by Seller alone. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         8.2 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing, may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and shall be addressed to the recipient at the address specified below, or with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 8.2:

         If to Seller:              Intellisoft Development Corporation
         ------------
                                    Suite 3C
                                    340 West Butterfield Road
                                    Elmhurst, Illinois  60126
                                    Attention:       John Hentrich, President
                                    Telecopy:        630/953-8403
                                    Telephone:       630/953-1989

                                    with a copy      Winston & Strawn
                                    (which shall     35 West Wacker Drive
                                    not constitute   Chicago, Illinois  60601-9703
                                    notice) to:      Attention:        Andrew J. McDonough, Esq.
                                                     Telecopy:         312/558-5700
                                                     Telephone:        312/558-6079

         If to Buyer:               AutoTrader.com, LLC
                                    1400 Lake Hearn Drive
                                    Atlanta, Georgia  30319
                                    Attention:       Victor A. Perry, President
                                    Telecopy:        404/843-7412
                                    Telephone:       404/843-5480

                                    with a copy      Dow, Lohnes & Albertson, PLLC
                                    (which shall     1200 New Hampshire Ave., Suite 800
                                    not constitute   Washington, D.C.  20036
                                    notice) to:      Attention:        Stuart A. Sheldon, Esq.
                                                     Telecopy:         202/776-2222
                                                     Telephone:        202/776-2000


or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 8.2.

         8.3 BENEFIT AND BINDING EFFECT. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.4 LAWS OF THE STATE OF ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         8.5 ENTIRE AGREEMENT. This Agreement, all schedules hereto and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and are incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations, letters of intent or other writings between Buyer and Seller and their respective representatives with respect to the subject matter hereof, and cannot be amended, supplemented or modified except by a written agreement which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         8.6 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.6.

         8.7 BULK SALES LAW. The parties hereto waive compliance with the provisions of any bulk sales or fraudulent conveyance law applicable to the transaction contemplated hereby.

         8.8 SEVERABILITY. If any provision hereof or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

         8.10     ARBITRATION PROCEDURE.

                  (a) The Seller and Buyer agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "Dispute"). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 8.10 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

                  (b) In the event that either the Seller or Buyer asserts that there exists a Dispute, such party shall deliver a written notice to each other party or parties involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within thirty (30) calendar business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within sixty (60) business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required to be included therein, if any, by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time.

                  (c) The Seller and Buyer each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Seller's Arbitrator" and the "Buyer's Arbitrator," respectively). In the event that either party fails to select an independent arbitrator as set forth herein within twenty (20) days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Seller's Arbitrator and the Buyer's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 8.10. If the Seller's Arbitrator and the Buyer's Arbitrator are unable to agree on a third arbitrator within twenty (20) days after their selection, the Seller's Arbitrator and the Buyer's Arbitrator shall each prepare a list of three independent arbitrators. The Seller's Arbitrator and the Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven (7) days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Seller's Arbitrator and the Buyer's Arbitrator.

                  (d) The arbitrator(s) selected pursuant to paragraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount awarded to each party bears to the amount actually contested by such party. For example, if Seller submits a claim for $1,000, and if Buyer contests only $500 of any amount claimed by Seller, and if the arbitrator(s) ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300/500) to Buyer and 40% (i.e. 200/500) to Seller.

                  (e) The arbitration shall be conducted in Chicago, Illinois and under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of Seller and Buyer. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than ninety (90) business days after the delivery of the Notice of Arbitration nor later than ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party, and to correct manifest clerical errors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES APPEAR ON FOLLOWING
PAGE]

         IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed by Buyer and Seller as of the date first above written.

BUYER:                                               SELLER:
------                                               -------
AUTOTRADER.COM, LLC                                  INTELLISOFT DEVELOPMENT
                                                     CORPORATION

By: /s/ Victor A. Perry                         By    /s/ John J. Hentrich
   -------------------------------                   -------------------------------
Name: Victor A. Perry                          Name:  John J. Hentrich
     -----------------------------                   -----------------------------
Title: President / CEO                          Title  President
      ----------------------------                    ----------------------------



                                       SOLELY WITH RESPECT TO SECTION 7.6

                                       GUARANTOR:

                                       /s/ John Hentrich
                                       ----------------------------------------
                                       John Hentrich

                                       /s/ Dawn Hentrich
                                       ----------------------------------------
                                       Dawn Hentrich